Exhibit 99.1

Stryve Foods, Inc. Reports Full Year Fiscal 2023 Results

Improved Full-Year Adj. EBITDA Loss by 52.9% Year-over-Year3

New Stryve Brand Packaging Driving 31.7% Increase in Retail Sales Velocity Year-over-Year1

FY 2024 Guidance Implies Growth in Net Sales of Approximately 35% to 70%

PLANO, Texas, April 1, 2024 — Stryve Foods, Inc. (“Stryve” or “the Company”) (NASDAQ: SNAX), an emerging healthy snacking platform and leader in the air-dried meat snack industry in the United States, today reports financial and operating results for the three months and twelve months ended December 31, 2023.

Retail Performance

In measured channels, the Company’s retail brands in the aggregate continue to outperform the overall meat snack category and that trend appears to be accelerating. The most recent 12-Week SPINS data reflects meaningful year-over-year improvement in measured channels for the Stryve family of brands with retail dollar sales increasing 18.9%, total dollar velocities increasing 12.5%, and market share increasing 8.3bps1. Each of those year-over-year measures was exceeded in the most recent 4-Week SPINS data, which reflects an increase in retail dollar sales of 24.4%, and increase in total dollar velocities of 23.7%, and an increase in market share of 9.7bps2. Management believes that this acceleration is a sign of the impact of the Company’s transformation efforts, and in particular the new packaging and refreshed branding as well as the significant improvements in quality that have been achieved.

An example of this can be most clearly seen in the Stryve brand, which has experienced the largest year-over-year increases in retail sales velocities with 31.7% and 39.3% increases in the 12-week and 4-week periods, respectively. Retail sales velocity is a measure of the amount of sales per store per week of the brand(s) across all of the brand(s)’ distribution in measured channels. Retail sales velocity and other retail metrics are derived from check-out register scan data reported by retailers and management believes they are indicative that the Company’s strategy is resonating with consumers and retailers alike.

2023 – A Year of Transformation

The Company has made great strides in its strategic transformation in 2023 showing meaningful year-over-year improvements in the quality of revenue with higher gross margins, lower operating expenses, and significantly narrowed losses. Management’s strategy, executed in 2023, was to transform the business to put it in a position to reap the benefits of high-quality growth and operating leverage. The Company reduced its topline considerably year-over-year in an effort to focus on quality core revenue streams, rationalize underperforming SKUS and accounts. In doing so, it has strengthened its unit economics and looks to move into the last phase of the overall transformation in 2024, accelerating quality growth.

Chris Boever, Chief Executive Officer, commented, “2023 marked a year of strategic transformation for Stryve, underpinned by our commitment to operational excellence and market expansion. We’re thrilled to see our efforts translate into robust retail performance and strengthened relationships with our retail partners. As we move into 2024, we are energized to continue this momentum, focusing on product innovation and strategic market penetration to further solidify our leadership in the healthy snacking sector.”

Fiscal Year 2024 Outlook

For fiscal year 2024, Stryve Foods sets its net sales guidance in the range of $24 million to $30 million, with expectations for volume acceleration contributing to substantial year-over-year gross margin improvement and increasing each quarter as more volume comes online.

Alex Hawkins, Chief Financial Officer, said, “Our financial and operational discipline in 2023 has led to a 52.9% reduction in our Adj. EBITDA Loss for the year and has laid a strong foundation for operating leverage as we grow. Further, our gross profit improvement of $3.1 million year-over-year is a great reflection of transformed unit economics, especially when considering the absorption effects of our strategic rationalization of revenue. As we continue into 2024, we expect to see meaningfully reduced losses each quarter, accelerating as we scale. At the high end of our sales guidance range, would expect to see a breakeven point from an Adj. EBITDA standpoint during fourth quarter, absent any significant externality or significant change in beef prices. We have worked tirelessly to ensure that 2023 was our year of transformation and to transition into 2024 with a renewed emphasis on quality growth while remaining disciplined in everything we do.”

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Line of Credit Renewal, Bridge Note Extensions, and At-the-Market (ATM) Equity Facility Termination

The Company is pleased to announce the renewal of its asset-based line of credit with Alterna Capital on the same terms for the next two years. That facility, with $8.0 million in committed borrowing capacity, was set to mature in September 2024 and is now contracted through March 2026. Additionally, in January of 2024, the Company successfully negotiated the strategic extension of $4.1 million of maturing bridge notes, providing Stryve with up to another 12 months of time before maturity. Lastly, the Company has terminated its ATM equity facility with Craig Hallum Capital as it looks to secure less dilutive means to augment its liquidity needs.

“These extensions help to create some breathing room for us to operate with focused discipline on driving value in the business. Further, we believe that all of our shareholders will be pleased that we’ve stepped away from the ATM facility as we seek to secure more attractive means of financing to support our growth needs,” Hawkins concluded.

Fourth Quarter 2023 Highlights

●	Net sales of $2.9 million, compared to $5.4 million in the year-ago quarter. Net sales declined in part due to the Company’s discontinuation of non-profitable accounts, rationalization of low-quality revenue, which included the discontinuation of slow-moving and margin losing items some of which was still present in the prior year period. Further, the Company’s packaging transitions at certain key customers created a dynamic in the fourth quarter of 2023 where the old-packaging items were phased out of retailer inventories in advance of a January 2024 launch of the new items.
●	Gross profit loss of ($0.1) million compared to gross profit of $1.2 million in the 2022 fourth quarter. Fourth quarter 2023 performance is primarily attributable to lower volumes leading to under absorption of costs in the Company’s manufacturing facilities compounded by increased trade accruals affecting net realized price, and liquidation sales of rationalized, obsolete, and slow-moving inventory in the quarter to support the Company’s packaging transition and phase-out of legacy items.
●	Operating loss of ($4.2) million for the fourth quarter of 2023, compared to operating loss of ($4.3) million in the 2022 fourth quarter.
●	Interest expense of $1.2 million for the 2023 fourth quarter includes approximately $0.5 million of non-cash interest expense related to the accounting treatment of the warrants connected to the promissory notes issued on April 19, 2023.
●	Net loss of ($5.3) million, or ($2.19) per share, compared to a net loss of ($4.5) million, or ($2.17) per share, in the 2022 fourth quarter.
●	Adjusted loss per share[3] of ($1.90) for the fourth quarter of 2023, which compares favorably to adjusted loss per share of ($2.01) for the year-ago period.
●	Adjusted EBITDA loss[3] of ($3.4) million for the 2023 fourth quarter, compared to ($3.5) million in the prior year quarter.

Full Year 2023 Highlights

●	Net sales of $17.7 million, compared to $29.9 million in the year-ago comparable period. Net sales declined primarily due to the Company’s discontinuation of non-profitable accounts, rationalization of low-quality revenue, which included the discontinuation of slow-moving and lower margin items.
●	Gross profit of $2.4 million, or 13.7% of net sales, compared to negative gross profit of ($0.7) million in the 2022 period. This improvement is attributable to the pricing actions taken as part of the Company’s transformation, manufacturing efficiencies and productivity achieved throughout the year, and enhanced procurement strategies, offset partially by reduced volumes stemming from the strategic rationalization of revenue.

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●	Operating loss of ($15.4) million, compared to operating loss of ($32.1) million in the 2022 period. This improvement was driven by a $3.1 million of increased gross profit as well as an overall reduction in operating expenses of $13.6 million year-over-year.
●	Interest expense of $3.6 million for the 2023 year includes approximately $1.4 million of non-cash interest expense related to the accounting treatment of the warrants connected to the promissory notes issued on April 19, 2023.
●	Net loss of ($19.0) million, or ($8.59) per share, compared to a net loss of ($33.1) million, or ($16.18) per share, in 2022.
●	Adjusted loss per share[3] of ($7.34) for the 2023 full year, which compares favorably to adjusted loss per share of ($13.58) for the prior year period.
●	Adjusted EBITDA loss[3] of ($11.8) million for the 2023 full year, compared to ($25.0) million in the prior year period.

1 Source: SPINS data for the 12-week period ending February 25th, 2024.

2 Source: SPINS data for the 4-week period ending February 25th, 2024.

3 Adjusted EBITDA and adjusted loss per share are a non-GAAP financial measure as defined and reconciled to GAAP below.

Conference Call

The Company will conduct a conference call today at 4:30 p.m. Eastern Time to discuss financial and operating results for the third quarter ended September 30, 2023. To access the call live by phone, dial (888) 886-7789 or (416) 764-8658 and ask for the Stryve Foods call at least 10 minutes prior to the start time. A telephonic replay will be available through November 28, 2023, by calling (844) 512-2921 and using passcode ID:148214195. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://ir.stryve.com/news-events.

About Stryve Foods, Inc.

Stryve is a premium air-dried meat snack company that is conquering the intersection of high protein, great taste, and health under the brands of Braaitime®, Kalahari®, Stryve®, and Vacadillos®. Stryve sells highly differentiated healthy snacking and food products in order to disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods. Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar*, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today. Stryve also markets and sells human-grade pet treats under the brands Two Tails and Primal Paws, made with simple, all-natural ingredients and 100% real beef with no fillers, preservatives, or by-products.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, convenience store, mass merchants, and other retail outlets, as well as directly to consumers through its ecommerce websites and through the Amazon and Wal*mart platforms. For more information about Stryve, visit www.stryve.com or follow us on social media at @stryvebiltong.

* All Stryve Biltong and Vacadillos products contain zero grams of added sugar, with the exception of the Chipotle Honey flavor of Vacadillos, which contains one gram of sugar per serving.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs and/or labor shortages; (ii) the ability to recognize the anticipated benefits of the Business Combination or meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook; (vii) risks around the Company’s ability to continue as a going concern and (viii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Investor Relations Contact:
Investor Relations

ir@stryve.com

-Financial Statements Follow-

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Stryve Foods, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

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Stryve Foods, Inc.

Consolidated Balance Sheets

(in thousands)

December 31, 2023	December 31, 2022
ASSETS		
CURRENT ASSETS		
Cash and cash equivalent	$ 369	$ 623
Accounts receivable, net	2,092	2,489
Inventory	5,200	8,259
Prepaid expenses and other current assets	721	1,550
Total current assets	8,382	12,921
Property and equipment, net	7,151	8,817
Right of use assets, net	4,610	5,010
Goodwill	8,450	8,450
Intangible assets, net	4,120	4,362
TOTAL ASSETS	$ 32,713	$ 39,560
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 4,460	$ 3,010
Accrued expenses	2,688	1,728
Current portion of lease liability	362	328
Line of credit, net of debt issuance costs	3,568	1,046
Promissory notes payable, net of debt discount and debt issuance costs	2,914	-
Promissory notes payable due to related parties, net of debt discount and debt issuance costs	1,175	-
Current portion of long-term debt and other short-term borrowings	606	969
Total current liabilities	15,773	7,081
Long-term debt, net of current portion, net of debt issuance costs	3,476	3,696
Lease liability, net of current portion	4,372	4,734
Financing obligation - related party operating lease	7,500	7,500
Deferred tax liability, net	-	2
Deferred stock compensation liability	-	90
Warrant liability	-	21
TOTAL LIABILITIES	31,121	23,124
COMMITMENTS AND CONTINGENCIES (Note 12)		
STOCKHOLDERS' EQUITY		
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Class A common stock - $0.0001 par value, 400,000,000 shares authorized, 2,249,189 and 1,714,973 shares issued and outstanding (net of 53,333 and 53,333 treasury shares), respectively	-	-
Class V common stock - $0.0001 par value, 15,000,000 shares authorized, 382,892 and 419,941 shares issued and outstanding	-	-
Additional paid-in-capital	137,884	133,688
Accumulated deficit	(136,292)	(117,252)
TOTAL STOCKHOLDERS' EQUITY	1,592	16,436
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 32,713	$ 39,560

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Stryve Foods, Inc.

Consolidated Statement of Cash Flows

(in thousands)

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Reconciliation of GAAP to Non-GAAP Information

Stryve uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Stryve’s management team uses EBITDA, Adjusted EBITDA, and Adjusted Earnings Per Share to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on this non-GAAP measure and the non-GAAP adjustments that the management team makes in the definition of EBITDA, Adjusted EBITDA and Adjusted Earnings Per Share. Stryve believes this non-GAAP measure should be considered along with Net Loss Before Income Taxes, and Net Loss, the most closely related GAAP financial measure. Reconciliation between EBITDA, Adjusted EBITDA, Adjusted Earnings per Share, Net Loss Before Income Taxes, and Net Loss are below:

(In thousands)	For The Three Months Ended December 31, 2023	2022	For The Year Ended December 31, 2023	2022
Net loss before income taxes	$ (5,308)	$ (4,616)	$ (19,040)	$ (33,215)
Interest expense	1,148	337	3,632	896
Depreciation and amortization expense	565	495	2,221	1,961
EBITDA	**$ (3,595)**	**$ (3,784)**	**$ (13,187)**	**$ (30,358)**
Additional Adjustments:				
Severances and One-Time Employee Related Costs	—	82	—	1,713
One-Time Reserves and Write Downs	—	—	—	2,562
Stock Based Compensation Expense	208	242	1,156	1,052
ATM Facility Setup Fees/Expenses	—	—	93	—
Legacy Product - Maui Relief Donations & Liquidation Sales	—	—	157	—
Adjusted EBITDA	**$ (3,387)**	**$ (3,460)**	**$ (11,781)**	**$ (25,031)**

(In thousands except share and per share information)	For The Three Months Ended December 31, 2023	2022	For The Year Ended December 31, 2023	2022
Net loss	$ (5,311)	$ (4,505)	$ (19,041)	$ (33,140)
Weighted average shares outstanding	2,429,329	2,078,731	2,215,417	2,048,185
Basic & Diluted Net Loss per Share	**$ (2.19)**	**$ (2.17)**	**$ (8.59)**	**$ (16.18)**
Additional Adjustments:				
Severances and One-Time Employee Related Costs	—	0.04	—	0.84
One-Time Reserves and Write Downs	—	—	—	1.25
Stock Based Compensation Expense	0.09	0.12	0.52	0.51
Non-Cash Interest Attributable to Warrants Issued in Connection with Notes	0.20	—	0.62	—
ATM Facility Setup Fees/Expenses	—	—	0.04	—
Legacy Product - Maui Relief Donations & Liquidation Sales	—	—	0.07	—
Adjusted Earnings per Share	**$ (1.90)**	**$ (2.01)**	**$ (7.34)**	**$ (13.58)**

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